Exhibit 99.B(5)

Variable Annuity Application

The Lincoln National Life Insurance Company (Company)
Fort Wayne, Indiana

Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED AND DATED BY THE APPLICANT.

ALL “REQUIRED” SECTIONS MUST BE COMPLETED.

1	Product Name - Required

Complete name of product being applied for: Lincoln Investor Advantage®

[2]	Type of Contract Being Applied For - Required

☐ Non-Qualified: (Do NOT select Plan Type)
☐ Tax-Qualified: (MUST select Plan Type, below)

	Plan Type (Check One):	☐ Roth IRA
☐ Traditional IRA
☐ SEP IRA
☐ Other

3a		Contract Owner (Owner) - Required (Minimum and Maximum Ages apply.)

☐ Male
Full Legal Name of Individual or Trust*		SSN/TIN	Date of Birth	☐ Female

Physical Street Address		Telephone Number

City	State	Zip Code	Citizen of (Country)

Mailing Address (If different than above, including City, State and Zip Code.)

Is Trust revocable ☐ Yes ☐ No
Trustee Name(s)		Date of Trust

3b		Joint Contract Owner (Joint Owner), if any - Non-Qualified Contract Only (Minimum and Maximum Ages apply.)

☐ Male
Full Legal Name of Individual		SSN/TIN	Date of Birth	☐ Female

Physical Street Address		Telephone Number

City	State	Zip Code	Citizen of (Country)

Relationship To Owner:	☐ Spouse
☐ Non-Spouse

* Additional documentation required. Please complete and return the Certification of Trustee Powers Form (AN07086).

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.

ANF10692	- Lincoln Investor Advantage -	ANF10692LIA 5/14 F14

4a

Annuitant - If no Annuitant is specified, the Owner, or Joint Owner if younger, will be the Annuitant or if a lifetime withdrawal benefit is selected, the default will be according to the lifetime withdrawal benefit rider specifications. (Minimum and Maximum Ages apply.)

Same as:	☐ Owner
☐ Joint Owner
☐ Other - complete information below and specify relationship to Owner:

☐ Male
Full Legal Name of Individual	SSN/TIN	Date of Birth	☐ Female

Physical Street Address	Telephone Number

City	State	Zip Code	Citizen of (Country)

4b	Contingent Annuitant, if any - (Minimum and Maximum Ages apply.)

Same as:	☐ Owner
☐ Joint Owner
☐ Other - complete information below and specify relationship to Owner:

☐ Male
Full Legal Name of Individual	SSN/TIN	Date of Birth	☐ Female

Physical Street Address	Telephone Number

City	State	Zip Code	Citizen of (Country)

5	Beneficiary(ies) of Owner - (If additional space is needed, please list additional beneficiaries in Section 7.)

Beneficiaries share equally unless otherwise indicated. If a percentage is indicated, use whole number percentages and the allocation total must equal 100%.

Full Legal Name Primary Beneficiary	Relationship to Owner

________%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Primary Beneficiary Address	Telephone Number

Full Legal Name ☐ Primary ☐ Contingent	Relationship to Owner

________%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Beneficiary Address	Telephone Number

Full Legal Name ☐ Primary ☐ Contingent	Relationship to Owner

________%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Beneficiary Address	Telephone Number

Section 5 continued on next page.

	5		Beneficiary(ies) of Owner (cont’d)

Full Legal Name ☐ Primary ☐ Contingent				Relationship to Owner

			________%	☐ Male ☐ Female
	Date of Birth	SSN/TIN

	Beneficiary Address			Telephone Number

Full Legal Name ☐ Primary ☐ Contingent				Relationship to Owner

			________%	☐ Male ☐ Female
	Date of Birth	SSN/TIN

	Beneficiary Address			Telephone Number

Full Legal Name ☐ Primary ☐ Contingent				Relationship to Owner

			________%	☐ Male ☐ Female
	Date of Birth	SSN/TIN

	Beneficiary Address			Telephone Number

	6		Replacement Information - Required (All information needs to be completed.)

☐ Yes	☐ No	Do you own any existing annuity contracts or life insurance policies?

(Representative/Agent: If Yes, the appropriate state version of Form 33503 is required for applications signed in NAIC states.)

☐ Yes	☐ No	Will the proposed contract replace or change any existing annuity or life insurance?

(Representative/Agent: If Yes, complete the information below with the contract information being replaced AND provide the applicable state replacement form(s) for the state where the application is signed.)

Company	Approximate Transfer Amount	Policy/Contract Number	Replacement of Annuity/Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life

[7]	Additional Remarks

8              Declarations and Signatures - Required

The Owner(s) understands and agrees that:

1.              The information contained in this application is true, complete, and correct to the best of his or her knowledge and belief.

2.              The statements made shall form the exclusive basis of any annuity issued.

3.              Checks must be made payable to The Lincoln National Life Insurance Company, not to the Representative/Agent. The cancelled check is the receipt.

4.              Only a Company officer can make, modify, discharge, or waive any of the Company’s rights.

5.              Under penalties of perjury, the Owner(s) certifies that: (1) the Social Security Number(s) or Tax Identification Number(s) reported above for the Owner(s) is the correct number (or the Owner(s) is waiting for a number to be issued); and (2) the Owner(s) is not subject to backup withholding either because (a) the Owner(s) has not been notified by the Internal Revenue Service (IRS) that the Owner(s) is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified the Owner(s) he or she is no longer subject to backup withholding.

6.              Placing an annuity in a tax qualified retirement plan (for example, an IRA) will result in no additional tax advantage from the annuity.

7.              Residents of all states except DC, OK, PA, WA, CO, PR, AR, KY, LA, ME, NM, OH, RI, TN and VA please note: Any person who knowingly, and with intent to defraud any insurance company or other person, files or submits an application or statement of claim containing any materially false or deceptive information, or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties.

8.              For District of Columbia residents only: Warning: it is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

9.              For Oklahoma and Pennsylvania residents only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

10.       For Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

11.       For Arkansas, Kentucky, Louisiana, Maine, New Mexico, Ohio, Rhode Island, Tennessee, Washington residents only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

I/We acknowledge receipt of a current prospectus and verify my/our understanding that all payments and values provided by the contract, when based on investment experience of the Variable Account, are variable and not guaranteed as to dollar amount. I/We understand that all payments and values based on the fixed account are subject to an interest adjustment formula that may increase or decrease the value of any transfer, partial surrender, or full surrender from the fixed account made prior to the end of a guaranteed period.

Contract Owner Signature	Signed in (City and State)	Date

Joint Contract Owner, if any, Signature	Signed in (City and State)	Date

Annuitant Signature (if other than Owner)		Date

Contingent Annuitant, if any, Signature		Date

9	Representative/Agent Signature - Required (All information needs to be completed.)

☐ Yes	☐ No	Does the applicant have any existing annuity contracts or life insurance policies?

(If Yes, the appropriate state version of Form 33503 is required for applications signed in NAIC states.)

☐ Yes	☐ No	Will the proposed contract replace or change any existing annuity or life insurance?

(If Yes, complete the applicable state replacement form(s) for the state where the application is signed.)

The Representative/Agent hereby certifies all information contained in this application is true to the best of his/her knowledge and belief. The Representative/Agent also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s). Any electronically presented sales material will be provided in printed form to the applicant no later than at the time of the contract delivery.

The undersigned confirms this contract was principally negotiated, issued and delivered in the state where the application was signed. Any communication pertaining to this contract also occurred in the state where the application was signed.

Servicing Representative/Agent Signature